BYLAWS
                                       OF
                                 NOVA OIL, INC.

                                    ARTICLE I
                      REGISTERED OFFICE AND RESIDENT AGENT

             The registered office of the corporation shall be located in the State of Nevada at such place as may be fixed from time to time by the officers of the Corporation upon filing such notices as may be required by law, and the resident agent shall have a business office identical with such registered office. Any change in the resident agent or registered office shall be effective upon filing such change with the Office of the Secretary of State of the State of Nevada unless a later date is specified.

                                    ARTICLE 2
                                  SHAREHOLDERS

                  2.1 Place of Meeting. All meetings of the shareholders shall be held at the principal place of business of the corporation, or at such other place, within or without the State of Nevada, as shall be determined from time to time by the Board, and the place at which any such meeting shall be held shall be stated in the notice of the meeting.

                  2.2 Annual Meeting. The annual meeting of shareholders for election of Directors and for transaction of such other business as may properly come before the meeting shall be held on the date and at the time fixed, from time to time, by the Board of Directors, provided that there shall be an annual meeting every calendar year. Shareholder annual meetings, may occur through the use of any means of communication by which all shareholders participating can hear each other during the meeting, or by tele-facsimile transmission.

                  2.3 Special Meetings. Special meetings of shareholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, or by the holders of ten percent (10%) of the voting power of the Corporation, upon not less than 30 nor more than 50 days written notice to the shareholders of the Corporation. Shareholder special meetings may occur through the use of any means of communication by which all shareholders participating can hear each other during the meeting, or by tele-facsimile transmission.

                  2.4      Notice of Meeting.

                           2.4.1 Annual Meeting. Notice of the time and place of
the annual meeting of the shareholders shall be given by delivering personally or by mailing a written or printed notice of the same to each shareholder of record entitled to vote at the meeting, at least ten days and not more than sixty days prior to the meeting.

                           2.4.2 Special Meeting. At least ten days and not more
than fifty days prior to the meeting, written or printed notice of each special meeting of the shareholders, stating the place, day and hour of such meeting and the purpose or purposes for which the meeting is called, shall be delivered personally or mailed to each shareholder of record entitled to vote at such meeting.

                  2.5 Voting Record. At least ten days before each meeting of the shareholders, a complete record of shareholders entitled to vote at such meeting, or any adjournment thereof, shall be made,


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arranged in alphabetical  order with the address of and number of shares held by each shareholder, which record shall be kept on file at the registered office of the corporation for a period of ten days prior to such meeting. The record shall be kept open at the time and place of such meeting for inspection by any shareholder. Failure to comply with the requirements of this subsection shall not affect the validity of any action taken at a meeting.

                  2.6 Quorum and Adjourned Meetings. A majority of the voting power of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders. If less than a majority of the voting power entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

                  2.7 Manner of Acting. Except as may be otherwise provided in the Nevada Business Corporation Act, if a quorum is present, the affirmative vote of the majority of the voting power represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Nevada Business Corporation Act.

                  2.8 Voting of Shares. Except as otherwise provided in these Bylaws or to the extent voting rights of shares of any class or classes are limited or denied by the Articles of Incorporation, on each matter submitted to a vote at a meeting of shareholders, each shareholder shall have one vote for each share of stock registered in his name in the books of the corporation. Voting by ballot shall not be required for any corporate action except as otherwise provided by Nevada law.

                  2.9 Fixing of Record Date for Determining Shareholders. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or in order to make a determination of shareholders for any other purpose, the Board may fix in advance a date as the record date for any such determination. Such record date shall not be more than sixty days, and in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action requiring such determination is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting or to receive payment of a distribution, the date and hour on which the notice of meeting is mailed or on which the resolution of the Board declaring such distribution is adopted, as the case may be, shall be the record date and time for such determination. Such determination shall apply to any adjournment of the meeting.

                  2.10 Proxies.  A  shareholder  may vote either in person or by
written   proxy   executed   by  the   shareholder   or  his   duly   authorized
attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy. Any proxy regular on its face shall be presumed to be valid.

                  2.11 Waiver of Notice. A waiver of any required shareholder notice signed either before or after the time stated therein for the meeting by the person or persons entitled to such notice shall be equivalent to giving notice.



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                  2.12 Voting for Directors. Except as otherwise provided in the
Articles of Incorporation or in these Bylaws, every shareholder of record shall have the right at every shareholders' meeting to one (1) vote for every share standing in his/her name on the books of the Corporation, and the affirmative vote of a majority of the shares represented at a meeting and entitled to vote thereat shall be necessary for the adoption of a motion or for the determination of all questions and business which shall come before the meeting.

                  2.13 Action by Shareholders Without a Meeting. Any action required or which may be taken at a shareholders meeting may be taken without a meeting if a written consent setting forth the action so taken is signed by the holders of a majority of the voting power of the Corporation entitled to vote with respect to the subject matter thereof. Such consent shall be inserted in the minute book as if it were the minutes of a meeting of the shareholders. In no instance where action by written consent is authorized need a meeting be called or noticed.

                  2.14 Action of Shareholders by Communication Equipment. Shareholders may participate in shareholders meetings by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                  2.15 Conduct of Meeting. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting: The Chairman of the Board, if any; the President; a Vice-President; or if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the chairman of the meeting shall appoint a secretary of the meeting.

                  2.16 lnspectors and Judges. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election or judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

                                    ARTICLE 3
                                     SHARES

                  3.1 Issuance of Shares. No shares of stock shall be issued unless authorized by the Board. Such authorization shall include the maximum number of shares to be issued and the consideration to be received for each share. No certificate shall be issued for any share until consideration for such share is fully paid.



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                  3.2  Certificates.  Certificates  representing  shares  of the corporation shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President, or a Vice President, and the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before the certificate is issued, it may be issued by the corporation with the same effect as if the person were an officer on the date of issue.

                           Each certificate of shares shall state:

                           a. that the corporation is organized under the laws of the State of Nevada;

                           b.       the name of the person to whom issued; and

                           c. the number and class of shares and the designation of the series, if any, which such certificate represents.

                  3.3      Transfers.

                           3.3.1 Record of Transfer. Transfer of shares shall be
made only upon the stock transfer books of the corporation which shall be kept at the registered office of the corporation, its principal place of business, or at the office of its transfer agent or registrar. The Board may, by resolution, open a share register in any state and may employ an agent or agents to keep such register and to record transfers of shares therein.

                           3.3.2  Requirements  for  Transfer.   Shares  of  the
corporation shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate, an assignment separate from certificate or a written power of attorney to sell, assign and transfer the same signed by the holder of the certificate. No shares of the corporation shall be transferred on the books of the corporation until the outstanding certificates therefor have been surrendered to the corporation.

                  3.4      Registered Owner.

                           3.4.1 Name of  Shareholder.  Registered  shareholders
shall be treated by the corporation as holders in fact of shares standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the State of Nevada.

                           3.4.2  Voting of Shares by  Certain  Holders.  Shares
standing in the name of another corporation may be voted by such officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be


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voted by such receiver  without the transfer thereof into his name, if authority to do so be contained in an appropriate order of the court by which such receiver was appointed. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

                           3.4.3 Certification Procedure. The Board may adopt by
resolution a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of such shareholder are held for the account of a specified person or persons. The resolution shall set forth:

                                 a. the classification of shareholder who may certify;
                                 b. the purpose or purposes for which the certification may be made;
                                 c. the form of certification and information to be contained therein;
                                 d. if the certification is with respect to a record date or closing of share transfer books, the date by which the certification must be received by the corporation;
                                 e. and, such other provisions with respect to the procedure as are deemed necessary or desirable.

                           3.4.4 Deemed Holder of Record.  Upon receipt from the
corporation of a certification complying with the procedure, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holder of record of the number of shares specified in place of the shareholder making the certification.

                  3.5 Mutilated, Lost or Destroyed Certificates. In case of any mutilation, loss or destruction of any certificate of shares, another may be issued in its place on proof of such mutilation, loss or destruction. The Board may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the corporation in such sum as the Board might determine or establish such other procedures as the Board deems necessary.

                  3.6 Fractional Shares or Scrip. The corporation may: (a) issue fractions of shares which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any assets of the corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon surrender of scrip aggregating a full share.

                                    ARTICLE 4
                               BOARD OF DIRECTORS

                  4.1 General Powers. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of the Board, except as may be otherwise provided in the Articles of Incorporation or the Nevada Business Corporation Act.



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                  4.2 Number,  Tenure and Qualifications.  The authorized number of directors of the Corporation shall not be less than three (3) and not more than seven (7). The number of directors may be increased or decreased by a duly adopted resolution of the Board of Directors. Each director shall serve for a term ending on the annual meeting following the annual meeting at which such director was elected The foregoing notwithstanding, each director shall serve until his successor shall have been duly elected and qualified, unless he shall resign, become disqualified or disabled, or shall otherwise be removed.

         For purposes of the preceding paragraph, reference to the first election of directors shall signify the first election of directors concurrent with the approval by stockholders of this Bylaw. At each annual election held thereafter, the directors chosen to succeed those whose terms then expire shall be identified as being of the same as the directors they succeed.

                           4.2.1.  A majority  of the  directors  at any time in
office shall constitute a quorum for the transaction of business, and if at any meeting of the board of directors there shall be less than such a quorum, a majority of those present may adjourn the meeting from time to time. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors unless a greater number be required by law or by this Amended bylaw.

                           4.2.2.  A  director  need not be a  stockholder.  The
election of Directors need not be by ballot unless the Bylaws require.

                  4.3  Vacancies.  Subject to the  rights of the  holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any
vacancies  in  the  Board   resulting  from  death,   resignation,   retirement,
disqualification, removal from office or other cause shall be filled by a majority of the remaining directors, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires or, in each case, until their respective successors are duly elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director. When any director shall give notice of resignation effective at a future date, the Board may fill such vacancy to take effect when such resignation shall become effective.

                  4.4 Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only by the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the shares of the Corporation entitled to vote for the election of directors.

                  4.5 Annual and Regular Meetings. An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of shareholders. By resolution, the Board, or any committee thereof, may specify the time and place either within or without the State of Nevada for holding regular meetings thereof without other notice than such resolution.

                  4.6 Special Meetings. Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the President, the Secretary or, in the case of special Board meetings, any two Directors and, in the case of any special meeting of any committee appointed by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Nevada as the place for holding any special Board or committee meeting called by them.



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                  4.7 Notice of Special  Meetings.  Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally by telephone or in person. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

                           4.7.1  Personal  Delivery.  If  notice  is  given  by
personal delivery, the notice shall be effective if delivered to a Director at least two days before the meeting.

                           4.7.2  Delivery by Mail.  If notice is  delivered  by
mail, the notice shall be deemed effective if deposited in the official government mail properly addressed to a Director at the Director's address shown on the records of the corporation with postage prepaid at least three days before the meeting.

                           4.7.3 Oral Notice.  If notice is delivered orally, by
telephone or in person, the notice shall be deemed effective if personally given to the Director at least one day before the meeting.

                  4.8      Quorum and Voting.

                           4.8.1   Action  of  Board.   Except  as  provided  in
subsection 4.8.3, the act of the majority of the Directors present at a Board meeting at which there is a quorum shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Articles of Incorporation or the Nevada Business Corporation Act. The Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough Directors to leave less than a quorum.

                           4.8.2  Interest in  Transaction.  If a transaction or
contract with the corporation in which a Director or officer of the corporation has a direct or indirect interest is authorized, approved, or ratified by a vote of the majority of Directors with no direct or indirect interest in the transaction, then:

                                 a. a quorum for purposes of taking such action is present; and

                                 b.      the   act   of   such    majority    of
                                         disinterested      Directors      shall
                                         constitute the act of the Board.

                  4.9      Waiver of Notice.

                           4.9.1 In Writing.  Whenever  notice is required to be
given to any Director or committee member under these Bylaws, the Articles of Incorporation or the Nevada Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

                           4.9.2 By Attendance.  The attendance of a Director or
committee member at a meeting shall constitute a waiver of notice of such meeting, except where the Director or committee member attends a meeting for the express purpose of objecting to the transaction or any business because the meeting is not lawfully called or convened.



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                  4.10  Presumption  of Assent.  A  Director  present at a Board meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against the matter, unless his dissent is entered in the minutes of the meeting, unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he forwards such dissent by registered mail to the secretary immediately after adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                  4.11 Resignation. Any Director may resign at any time by delivering written notice to the President, Secretary or registered office of the corporation, or by giving oral notice at any Directors or shareholders meeting.

                  4.12 Executive and Other Committees. The Board, by resolution adopted by a majority of the full Board, may designate from among its members an Executive Committee and one or more other standing or special committees. The Executive Committee shall have and may exercise all the authority of the Board, and other standing or special committees may be invested with such powers, subject to such conditions, as the Board shall see fit; provided that notwithstanding the above, no committee of the Board shall have the authority to: (1) authorize distributions, or the issuance of shares, unless a resolution of the Board, or the Bylaws or the Articles of Incorporation expressly so provide; (2) approve or recommend to shareholders actions or proposals required by the Nevada Business Corporation At to be approved by shareholders; (3) fill vacancies on the Board or any committee thereof; (4) amend the Bylaws; (5) fix compensation of any Director for serving on the Board or on any committee thereof; (6) approve a plan of merger, consolidation or exchange of shares not requiring shareholder approval; (7) appoint other committees of the Board or the members thereof; or (8) amend the Articles of Incorporation, except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares adopted by the Board, fix any of the relative rights and preferences of shares of any preferred or special class as permitted under the Nevada Business Corporation Act. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation. The designation of any such committee and the delegation of authority thereto shall not relieve the Board, or any member thereof, of any responsibility imposed by law.

                  4.13 Compensation. The Board of Directors, by affirmative vote of a majority of the Directors then in office, and irrespective of any personal interest of any of its members, may establish reasonable compensation for their services as Directors and such reimbursement for any reasonable expenses incurred in attending Directors' meetings. The compensation of Directors may be on such basis as is determined by the Board of Directors. The Board of Directors may also establish compensation for members of standing or special committees of the Board for serving on such committees.

                  4.14 Action by Board or Committee Without a Meeting. Any action required or which may be taken at a meeting of the Board or a committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all Directors or committee members as the case may be.

                  4.15 Participation of Directors by Communication Equipment. Members of the Board or committees thereof may participate in a meeting of the Board or a committee by means of conference telephone or similar communication equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.



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                                    ARTICLE 5
                                    OFFICERS

                  5.1 Designations. The officers of corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person, except the offices of President and Secretary; provided, however, that if there is only one shareholder, all corporate offices can be held by one individual.

                  5.2 Election and Term of Office. The officers of the corporation shall be elected annually by the Board at the meeting of the Board held after the annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns or is removed from office, the officer shall hold office until the next annual meeting of the Board or until his or her successor is elected.

                  5.3 President. The President shall be the Chief Executive Officer of the corporation and shall have general control and management of the business affairs and policies of the corporation. He or she shall be generally responsible for the proper conduct of the business of the corporation. The President shall possess the power to sign all certificates, contracts and other instruments of the corporation. The President shall, unless a Chairman of the Board is elected, preside at all meetings of the shareholders and of the Board. The President shall have such other powers and perform such other duties as from time to time may be conferred or imposed upon the President by the Board of Directors.

                  5.4 Vice President. During the absence or disability of the President, the Executive Vice Presidents, if any, and the Vice Presidents, if any, in the order designated by the Board, shall exercise all functions of the President. Each Vice President shall have such powers and discharge such duties as may be assigned to him from time to time by the President or the Board.

                  5.5 Secretary and Assistant Secretaries. The Secretary shall issue notices for all meetings, except notices for special shareholders meetings and special Directors meetings called by those persons so authorized, shall keep minutes of all meetings, shall have charge of the seal and the corporate books, and shall make such reports and perform such other duties as are incident to such office or as are properly required of the Secretary by the Board. The Assistant Secretary, or Assistant Secretaries in the order designated by the Board, shall perform all duties of Secretary during the absence or disability of the Secretary, and at other times shall perform such duties as are directed by the President or the Board.

                  5.6 Treasurer. The Treasurer shall have the custody of all monies and securities of the corporation and shall keep regular books of account. The Treasurer shall disburse the funds of the corporation in payment of the just demands against the corporation or as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the Board, from time to time as may be required of the Treasurer, an account of all transactions as Treasurer and of the corporation's financial condition. The Treasurer shall perform other duties incident to his office as are properly required of him by the Board. The Assistant Treasurer, or Assistant Treasurers in the order designated by the Board, shall


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
perform all duties of Treasurer in the absence or disability of the Treasurer, and at other times shall perform such other duties as are directed by the President or the Board.

                  5.7 Delegation. In the case of absence or inability to act of any officer of the corporation and, of any person herein authorized to act in the place of such person, the Board may from time to time delegate the powers or duties of such officer to any other officer, Director or person whom it may select.

                  5.8 Other Officers. The Board may appoint such other officers and agents as it shall deem necessary or expedient, who shall hold offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

                  5.9 Resignation. Any officer may resign at any time by delivering written notice to the President, a Vice President, the Secretary, or the Board, or by giving oral notice at any meeting of the Board. Any such resignation shall take effect at the time specified therein, or if time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                  5.10 Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

                  5.11 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term or for a new term established by the Board.

                  5.12 Salaries. The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary because he or she is also a Director of the corporation.

                                    ARTICLE 6
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

                  6.1 Contracts. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

                  6.2 Loans to the Corporation. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

                  6.3 Loans to Directors. The corporation may not lend money to or guarantee the obligation of a Director unless either (a) the loan or guarantee is approved by the holders of at least a majority of the votes represented by the outstanding shares of all classes entitled to vote thereon, excluding the votes of the benefited Director or, (b) the Board determines that the loan or guarantee benefits the corporation and either approves the specific loan or guarantee or a general plan authorizing loans and guarantees.

                  6.4 Checks. Drafts. Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

                  6.5 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

                                    ARTICLE 7
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

                  7.1 Nonderivative Lawsuits. This Corporation does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as director, officer, employee or agent of another corporation, against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe his conduct was unlawful.

                  7.2 Derivative Actions. The Corporation does hereby indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of this Corporation, or is or was serving at the request of this Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the actions or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification may not be made for any claim, issue or matter as to which such a person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to this Corporation or for amounts paid in settlement to this Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper..

                  7.3 If Director or Officer Prevails. To the extent that a director, trustee, officer, employee or agent of the Corporation has been successful on the merits or otherwise, in defense of any action, suit or proceeding referred to in Sections 7.1. and 7.2 of this Article 7, or in defense of any claim, issue or matter therein, he must be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

                  7.4 Approval. Any indemnification under Sections 7.1 and 7.2 of this Article 7, unless ordered by a Court, or advanced pursuant to section
7.5 herein, must be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, trustee, officer, employee or agent is proper in the circumstances. Such determination shall be made

                  (a) by the stockholders; or
                  (b) by the Board of  Directors  by  majority  vote of a quorum consisting of directors who were not parties to such act, suit or proceeding; or
                  (c) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding, so orders, by independent legal counsel in a written opinion: or
                  (d) if a quorum  consisting  of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                  7.5 Advances. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by this Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee or agent, to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by this Corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

                  7.6 Non-Exclusivity. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article 7:

                  (a) Does  not  exclude  any  other  rights  to  which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation or any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to section 7.2 above, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or knowing violation of the law and was material to the cause of action.

                  (b) Continues  for a person who has  ceased to be a  director, trustee,  officer,  employee  or agent  and  inures to the benefit of the heirs, spouses, executors, and administrators of such a person.

                                    ARTICLE 8
                                BOOKS AND RECORDS

                  8.1 Books of Accounts. Minutes. and Share Registrar. The corporation shall keep complete books and records of accounts and minutes of the proceedings of the Board and shareholders and shall keep at its registered office, principal place of business, or at the office of its transfer agent or registrar a share register giving the names of the shareholders in alphabetical order and showing their respective addresses and the number of shares held by each.

                  8.2 Copies of Resolutions. Any person dealing with the corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board or shareholders, when certified by the President or Secretary.

                                    ARTICLE 9
                                 CORPORATE SEAL

         The Board may provide for a corporate seal which shall have inscribed thereon the name of the corporation, the year and state of incorporation and the words "corporate seal".

                                   ARTICLE 10
                             ACCOUNTING FISCAL YEAR

         The accounting year of the corporation shall be the calendar year unless a different accounting year is selected by resolution of the Board.

                                   ARTICLE 11
                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors. The shareholders may also alter, amend and repeal these Bylaws or adopt new Bylaws. All Bylaws made by the Board of Directors may be amended, repealed, altered or modified by the shareholders.

                                   ARTICLE 12
                                 RULES OF ORDER

The rules contained in the most recent edition of Robert's Rules of Order, Newly Revised, shall govern all meetings of shareholders and Directors where those rules are not inconsistent with the Articles of Incorporation, Bylaws, or special rules of order of the Corporation.

                                   ARTICLE 13
                      REIMBURSEMENT OF DISALLOWED EXPENSES

If any salary, payment, reimbursement, employee fringe benefit, expense allowance payment, or other expense incurred by the Corporation for the benefit of an employee is disallowed in whole or in part as a deductible expense of the Corporation for Federal Income Tax purposes, the employee shall reimburse the Corporation, upon notice and demand, to the full extent of the disallowance.
This legally enforceable obligation is in accordance with the provisions of Revenue Ruling 69-115, 1969-1 C.B. 50, and is for the purpose of entitling such employee to a business expense deduction for the taxable year in which the repayment is made to the Corporation. In this manner, the Corporation shall be protected from having to bear the entire burden of disallowed expense items.

                                    AFFIDAVIT
STATE OF MONTANA           )
                                    ) ss:
COUNTY OF MISSOULA         )

I, BRUCE E. COX, being first duly sworn on oath, depose and say: I am the Secretary of NOVA OIL, INC., a Nevada corporation. On March 24, 2000, the attached Bylaws consisting of 13 pages were adopted by the Corporation.

                                            /s/   Bruce E. Cox
                                            ------------------------------------
                                            BRUCE E. COX, Secretary

SUBSCRIBED and SWORN to before me this 29th day of March, 2000.

           /s/ Heidi L. Hicks
         -----------------------------------------------------------------------

         NOTARY PUBLIC in and for the State of  Montana, residing at Missoula.
         My Commission expires:          7/30/2002
                              --------------------


























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